CERTIFICATE OF INCORPORATION

                                       OF

                            WHIRLWIND MARKETING, INC.


          In compliance with the requirements of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), the undersigned, desiring to be incorporated as a business, hereby certifies that:

          FIRST: The name of the corporation  (hereinafter the "Corporation") is
          -----
Whirlwind Marketing, Inc.

          SECOND: The address including street,  number, city and county, of the
          ------
registered office of the Corporation in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, County of New Castle, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware is SR Services, LLC.

          THIRD:  The purpose of the  Corporation and the nature of the business
          -----
to be transacted, promoted and carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

          FOURTH:  (a) The total number of shares of stock which the Corporation
          ------
shall have authority to issue is Eight Million (8,000,000), to be divided into two classes designated "Common Stock" and "Preferred Stock." The Corporation shall be authorized to issue (a) Seven Million (7,000,000) shares of Common Stock, par value $0.001 per share, and (b) One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share.

                    (b) The Board of Directors shall have the full authority permitted by law, by duly adopted resolutions, to divide the authorized and unissued shares of Preferred Stock into series, and to provide for the issuance thereof not exceeding in the aggregate the number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividends to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative and if cumulative, from which date or dates) and the relative rights of priority, if any, of payment of dividends on shares of that series, the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation and the relative rights of priority, if any, of payment of shares of that series, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

                    (c) Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors fixing the voting powers, designations, preferences, the relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be executed on behalf of the Corporation and shall be filed in the manner prescribed by the DGCL. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of Preferred Stock), or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                    (d) The shares of stock of this Corporation may be issued by this Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of this Corporation; and all issued shares of the capital stock of this Corporation shall be deemed fully paid and non-assessable.

                    (e) All shares of any series of Preferred Stock which shall have been redeemed, converted, exchanged or otherwise surrendered to or acquired by the Corporation pursuant to its terms, shall be canceled and have the status of authorized but unissued shares of Preferred Stock of the Corporation.

          FIFTH:  Subject to the  rights,  if any,  of the  holders of shares of
          -----
Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

          SIXTH: All of the powers of this Corporation,  insofar as the same may
          -----
be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

          SEVENTH:  (a) Each person who was or is made a party or is  threatened
          -------
to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the

Corporation or any such officer or director is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (regardless of whether the basis of such proceeding is alleged action in such person's official capacity as director or officer of the Corporation or alleged action in such person's capacity as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Corporation), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b) hereof, indemnification in connection with a proceeding (or part thereof) initiated by such person shall be permitted hereunder only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, but shall not be obligated to, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                    (b)  If a  claim  under  subparagraph  (a) of  this  Article
SEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or otherwise to enforce his or her rights to indemnification and payment of expenses and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                    (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                    (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

          EIGHTH:  No  director  of the  Corporation  shall  have  any  personal
          ------
liability to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under ss.174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

          NINTH:  The name and address of the  incorporator is Judith T. Kaiser,
          -----
919 North Market Street, Suite 600, Wilmington, Delaware 19801.

          TENTH:  Whenever a compromise or arrangement is proposed  between this
          -----
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provision of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          ELEVENTH: The election of directors need not be by written ballot.
          --------

          TWELFTH: No holder of shares of the Corporation of any class or series
          -------
shall have any preemptive right to subscribe for, purchase, or receive any shares of the Corporation of any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold, or offered for sale by the Corporation. Cumulative voting by the stockholders of the
Corporation  at  any  election  of  directors  of  the   Corporation  is  hereby
prohibited.

          THIRTEENTH:   From  time  to  time  any  of  the  provisions  of  this
          ----------
Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article THIRTEENTH.

          FOURTEENTH: (a) Notwithstanding anything contained in this Certificate
          ----------
of Incorporation to the contrary, the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock of the Corporation shall be required to amend or repeal Articles FIFTH, SIXTH, SEVENTH, EIGHTH, TWELFTH, THIRTEENTH or FOURTEENTH of this Certificate of Incorporation or to adopt any provision inconsistent therewith.

                       (b) The Board of Directors is expressly empowered to adopt, amend or repeal By-laws of the Corporation, without the approval of stockholders. Any adoption, amendment or repeal of By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors holding office at the time any resolution providing for adoption, amendment or repeal is presented to the Board. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock of the Corporation shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.


          IN WITNESS WHEREOF, the undersigned Incorporator, for the purposes of forming a Corporation pursuant to the DGCL, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set her hand and seal this 4th day of August, 2000.


                                       /s/ Judith T. Kaiser
                                       ------------------------------------
                                       JUDITH T. KAISER, Incorporator